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                                                                     Exhibit 5.1


                           Kirkpatrick & Lockhart LLP
                            Henry W. Oliver Building
                              535 Smithfield Street
                            Pittsburgh, PA 15222-2312



                                  July 22, 2004

Allegheny Technologies Incorporated
1000 Six PPG Place
Pittsburgh, PA 15222

Ladies and Gentlemen:

      We have acted as your counsel in connection with the sale by Allegheny Technologies Incorporated (the "Company") of up to 13,800,000 shares (the "Shares") of Common Stock, par value $0.10 per share ("Common Stock"), of the Company, including 1,800,000 shares of Common Stock for which the underwriters have been granted an over-allotment option (the "Option Shares"), pursuant to the Registration Statement on Form S-3 (File No. 333-113820) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), the related Prospectus, dated May 26, 2004 (the "Prospectus"), contained therein and the related Prospectus Supplement, dated July 22, 2004 (the "Prospectus Supplement").

      You have requested our opinion as to the matters set forth below in connection with the sale by the Company of the Shares. For purposes of rendering that opinion, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, the Company's Restated Certificate of Incorporation and Bylaws and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials.

      Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

      Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K filed on the date hereof, the incorporation by reference of this opinion into the Registration Statement, the Prospectus and the Prospectus Supplement and the reference to this firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                          Yours truly,
                                          /s/ KIRKPATRICK & LOCKHART LLP